Registration No. 333-___________
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
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                           ALLIANT ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

         Wisconsin                                            39-1380265
  (State or other jurisdiction of                           (I.R.S. Employer
   incorporation or organization)                           Identification No.)

    4902 North Biltmore Lane
       Madison, Wisconsin                                     53718-2132
 (Address of principal executive offices)                      (Zip Code)

                 Alliant Energy Corporation 401(k) Savings Plan
                            (Full title of the plan)

                       ----------------------------------
               F.J. Buri                                       Copy to:
          Corporate Secretary
       Alliant Energy Corporation                     Benjamin F. Garmer, III
        4902 North Biltmore Lane                         Foley & Lardner
      Madison, Wisconsin 53718-2132                   777 East Wisconsin Avenue
            (608) 458-3311                            Milwaukee, Wisconsin 53202
   (Name, address and telephone number,                     (414) 271-2400
   including area code, of agent for service)
                       ----------------------------------

                         CALCULATION OF REGISTRATION FEE
================================================================================
   Title of         Amount    Proposed Maximum  Proposed Maximum     Amount of
Securities to be     to be     Offering Price   Aggregate Offering  Registration
   Registered     Registered     Per Share           Price             Fee
--------------------------------------------------------------------------------
Common Stock,   1,200,000 shares    $27.92(1)      $33,504,000(1)     $3,082.37
$.01 par value

Common Share    1,2000,000 rights     (2)               (2)              (2)
Purchase Rights
================================================================================
(1) Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices for Alliant Energy Corporation Common Stock on the New York Stock Exchange Composite Tape on May 8, 2002.

(2) The value attributable to the Common Share Purchase Rights is reflected in the market price of the Common Stock to which the Rights are attached.
                           ---------------------------
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus referred to herein also relates to the Registrant's Registration Statement on Form S-8, Registration No. 333-46735.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Registration Statement on Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

          The following documents filed with the Commission by Alliant Energy Corporation (the "Company") or the Alliant Energy Corporation 401(k) Savings Plan (the "Plan") are hereby incorporated herein by reference:

          1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

          2. The Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 2000.

          3. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

          4. The description of the Company's Common Stock contained in Item 4 of the Company's Registration Statement on Form 8-B, dated April 1, 1988, including any amendment or report filed for the purpose of updating such description.

          5. The description of the Company's Common Share Purchase Rights contained in Item 1 of the Company's Registration Statement on Form 8-A, dated January 20, 1999, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.
          -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          None.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

          Pursuant to the Wisconsin Business Corporation Law and the Company's By-laws, as amended, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in the defense thereof, unless it is determined that the director or officer breached or failed to perform his or her duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or its shareowners in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. The Wisconsin Business Corporation Law specifically states that it is the policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareowners or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as directors except in circumstances paralleling those in subparagraphs (a) through
(d) outlined above.

          The indemnification provided by the Wisconsin Business Corporation Law and the Company's By-laws is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances which an officer or director may be required to bear the economic burden of the foregoing liabilities and expenses.

          The Company maintains a liability insurance policy for its directors and officers as permitted by Wisconsin law which may extend to, among other things, liability arising under the Securities Act of 1933, as amended.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

          Not applicable.

Item 8.   Exhibits.
          --------

          The exhibits filed herewith or incorporated herein by reference are set forth in the attached Exhibit Index.

          The undersigned Registrant hereby undertakes to submit the Plan, as amended, to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to continue the qualification of the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9.   Undertakings.
          ------------

          (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on this 15th day of May, 2002.

                                         ALLIANT ENERGY CORPORATION


                                         By: /s/ Erroll B. Davis, Jr.
                                           ------------------------------------
                                            Erroll B. Davis, Jr.
                                            Chairman, President and
                                             Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                       Title                          Date
       ---------                       -----                          ----

/s/ Erroll B. Davis, Jr.        Chairman, President and Chief       May 15, 2002
------------------------------- Executive Officer and Director
Erroll B. Davis, Jr.            (Principal Executive Officer)

/s/ Thomas M. Walker            Executive Vice President and        May 15, 2002
------------------------------- Chief Financial Officer
Thomas M. Walker                (Principal Financial Officer)

/s/ John E. Kratchmer           Corporate Controller and Chief      May 15, 2002
------------------------------- Accounting Officer (Principal
John E. Kratchmer               Accounting Officer)

          *                            Director                     May 15, 2002
-------------------------------
Alan B. Arends

          *                            Director                     May 15, 2002
-------------------------------
Jack B. Evans

          *                            Director                     May 15, 2002
-------------------------------
Joyce L. Hanes

       Signature                       Title                          Date
       ---------                       -----                          ----


          *                            Director                     May 15, 2002
-------------------------------
Lee Liu

          *                            Director                     May 15, 2002
-------------------------------
Katharine C. Lyall

          *                            Director                     May 15, 2002
-------------------------------
Singleton B. McAllister

          *                            Director                     May 15, 2002
-------------------------------
David A. Perdue

          *                            Director                     May 15, 2002
-------------------------------
Judith D. Pyle

          *                            Director                     May 15, 2002
-------------------------------
Robert W. Schlutz

          *                            Director                     May 15, 2002
-------------------------------
Wayne H. Stoppelmoor

          *                            Director                     May 15, 2002
-------------------------------
Anthony R. Weiler


*By: /s/ Erroll B. Davis, Jr.
    ---------------------------
         Erroll B. Davis, Jr.
         Attorney-in-Fact

          Pursuant to the requirements of the Securities Act of 1933, the Alliant Energy Corporation Employee Total Compensation Committee, which administers the Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison and State of Wisconsin, on this 15th day of May, 2002.

                                        ALLIANT ENERGY CORPORATION
                                        401(k) SAVING PLAN


                                        /s/ Jonathan Day
                                        --------------------------------------
                                        Jonathan Day


                                        /s/ John E. Kratchmer
                                        --------------------------------------
                                        John E. Kratchmer


                                        /s/ Eric D. Mott
                                        --------------------------------------
                                        Eric D. Mott


                                        /s/ Joan Thompson
                                        --------------------------------------
                                        Joan Thompson


                                        /s/ Stan Van Aartsen
                                        --------------------------------------
                                        Stan Van Aartsen



                                        The foregoing persons are all of the
                                        members of the Alliant Energy
                                        Corporation Employee Total Compensation
                                        Committee which is the current
                                        administrator of the Alliant Energy
                                        Corporation 401(k) Savings Plan.

                                  EXHIBIT INDEX
                                  -------------
Exhibit
Number                       Exhibit Description
-------                      -------------------

(4.1) Restated Articles of Incorporation of Alliant Energy Corporation, as amended (incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).

(4.2)     Alliant Energy Corporation 401(k) Savings Plan, as amended.

(4.3) Rights Agreement, dated as of January 20, 1999, between Alliant Energy Corporation and U.S. Bank National Association (formerly known as Firstar Bank, N. A.) (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form 8-A, dated January 20, 1999 (File No. 1-9894)).

(5)       Opinion of Foley & Lardner.

(23.1)    Consent of Arthur Andersen LLP.

(23.2)    Consent of Foley & Lardner (contained in Exhibit (5)).

(24)      Powers of Attorney.


                                      E-1